EXHIBIT A
                            JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto, and any filing on Schedule 13D relating to the same investment) with respect to the shares of common stock, par value $0.01 per share, of Capstone Turbine Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  July 11, 2000.


RHO MANAGEMENT COMPANY, INC.

    By: /s/ Joshua Ruch
    --------------------------
    Name: Joshua Ruch
    Title: President



RHO MANAGEMENT TRUST I
By: RHO MANAGEMENT COMPANY, INC.
    As Investment Advisor

    By: /s/ Joshua Ruch
    --------------------------
    Name: Joshua Ruch
    Title: President



RHO MANAGEMENT TRUST IV
By: RHO MANAGEMENT COMPANY, INC.
    As Investment Advisor


    By: /s/ Joshua Ruch
    --------------------------
    Name: Joshua Ruch
    Title: President


JOSHUA RUCH

/s/ Joshua Ruch
--------------------------
Name: Joshua Ruch